                                                                    Exhibit 4.12

                  THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                   -------------------------------------------

                                  CD RADIO INC.

                          COMMON STOCK PURCHASE WARRANT

                   -------------------------------------------



                  This certifies that, for good and valuable consideration, CD Radio Inc., a Delaware corporation (the "Company"), grants to ___________________or registered assigns (including ____________, the
"Warrantholder"), the right to subscribe for and purchase from the Company 60,000 validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), at the purchase price per share of $50.00 (the "Exercise Price"), at any time and from time to time, (i) following the occurrence of a Change in Control (as hereinafter defined), or (ii) during the period from and including 9:00 AM, New York City time, on June 15, 1998 until 5:00 PM, New York City time, on June 15, 2005 (the "Expiration Date"), all subject to the terms, conditions and adjustments herein set forth. Certain capitalized terms used herein and not otherwise defined are used with the meanings ascribed to them in Section 17.

Certificate No.

Number of Shares:

Name of Warrantholder:





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                                                                               2

                    1. Duration and Exercise of Warrant; Limitation on Exercise; Payment of Taxes.

                           1.1 Duration and Exercise of Warrant. Subject to the
terms and conditions set forth herein, the Warrant may be exercised, in whole or in part, by the Warrantholder by:

                                    (a) the surrender of this Warrant to the
Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date; and

                                    (b) the delivery of payment to the Company,
for the account of the Company, by cash, by certified or bank cashier's check or by wire transfer of immediately available funds in accordance with wire instructions that shall be provided upon request, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

                           1.2 Company's Option to Redeem. The Company may, at
its option, upon not less than 30 days' nor more than 60 days' notice given to each Holder, call for redemption all of the outstanding Warrants at a call price of $0.01 per warrant (the "Call Price") at any time after 9:00 AM, New York City time, on June 15, 2000 (the "Callable Time"), provided that the closing market price of the Company's Common Stock exceeds $75.00 per share (as adjusted for stock splits, combinations, reclassifications and similar events) for at least 20 trading days in any period of 30 consecutive trading days beginning at any time after the Callable Time, and provided further that any such call for redemption shall be effective only if notice thereof is given to the Warrantholder within 60 days following the most recent date on which a call for redemption would have been permitted hereunder. In the event the Company exercises its right to redeem the Warrants, such Warrants will be exercisable until the close of business on the Business Day immediately preceding the date fixed for redemption in such notice (the "Call Date"). If any Warrant called for redemption is not exercised by such time, such Warrant shall cease to be exercisable and the holder thereof shall be entitled only to receive the Call Price. Payment of the Call Price will be made by the Company upon presentation and surrender of the Warrant Certificates representing such Warrants to the Company at its address specified in Section 18.6(a) herein (the "Company Office").

                           1.3 Limitations on Exercise. Notwithstanding anything
to the contrary herein, this Warrant may be exercised only upon (i) the delivery to the




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                                                                               3

Company of any certificates, legal opinions, or other documents reasonably requested by the Company to satisfy the Company that the proposed exercise of this Warrant may be effected without registration under the Securities Act, and
(ii) receipt by the Company of FCC approval of the proposed exercise, if such approval is required (as determined by a written opinion of the Company's special FCC counsel, delivered to the Warrantholder) to maintain any license granted to the Company by the FCC, or to maintain the Company's eligibility for any license for which it has applied to the FCC. The Warrantholder shall not be entitled to exercise this Warrant, or any part thereof, unless and until such approvals, certificates, legal opinions or other documents are reasonably acceptable to the Company. Unless a registration statement covering the issuance of the Warrant Shares upon exercise of the Warrant has been filed with the SEC and declared effective and is then in effect, the cost of such approvals, certificates, legal opinions and other documents, if required, shall be borne by the Warrantholder; provided, however, that the Company shall bear such costs if the foregoing condition is not fulfilled as a result of the Company's failure to perform its obligations under Sections 7 and 8 hereof.

                           1.4 Warrant Shares Certificate. A stock certificate
or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within 5 Business Days after receipt of the Exercise Form and receipt of payment of the purchase price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

                           1.5 Payment of Taxes. The issuance of certificates
for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

                           1.6    Divisibility of Warrant; Transfer of Warrant.

                                  (a) Subject to the provisions of this
Section 1.6, this Warrant may be divided into warrants of one thousand shares or multiples thereof, upon surrender at the Company Office, without charge to any Warrantholder. Upon such division, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes). In addition, subject to the provisions of this Section 1.6, the Warrantholder shall also have the right to transfer this Warrant in its entirety to any person or entity.





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                                                                               4

                                    (b) Upon surrender of this Warrant to the
Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be canceled. Each Warrantholder agrees that no later than the fourth Business Day prior to any proposed transfer (whether as the result of a division or otherwise) of this Warrant, such Warrantholder shall give written notice to the Company of such Warrantholder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, if requested by the Company, shall be accompanied by a written opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that the proposed transfer of this Warrant may be effected without registration under the Securities Act. In addition, the Warrantholder and the transferee shall execute any documentation reasonably required by the Company to ensure compliance with the Securities Act or the applicable exemption from registration thereunder. The Warrantholder shall not be entitled to transfer this Warrant, or any part thereof, if such legal opinion is not acceptable to the Company or if such documentation is not provided. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

                  2.       Restrictions on Transfer;
                           Restrictive Legends.

                  Except as otherwise permitted by this Section 2, each Warrant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 1.6 or Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

                  THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                  Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or
(ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

                  3. Reservation and Registration of Shares, Etc. The Company covenants and agrees as follows:

                           (a) all Warrant Shares which are issued upon the
exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue;

                           (b) during the period within which this Warrant may
be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights and any liens and encumbrances, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant; and

                           (c) the Company will, from time to time, take all
such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

                  4.       Loss or Destruction of Warrant.

                  Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such





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                                                                               6

mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

                  5.       Ownership of Warrant.

                  The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

                  6.       Certain Adjustments.

                           6.1 The number of Warrant Shares purchasable upon the
exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                                    (a) Stock Dividends. If at any time after
the date of the issuance of this Warrant (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of Shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (h).

                                    (b) Combination of Stock. If the number of
shares of Common Stock outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (h).

                                    (c) Reorganization, etc. If any capital
reorganization of the Company, any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company with or into any other person, or any sale or lease or other transfer of all or substantially all of the assets of the Company to

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                                                                               7

any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The Company shall not effect any such consolidation, merger or sale, lease or other transfer, unless prior to or simultaneously with the consummation thereof, the successor person (if other than the Company) resulting from such consolidation or merger, or such person purchasing, leasing or otherwise acquiring such assets, shall assume, by written instrument, the obligation to deliver to the Warrantholder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, the Warrantholder may be entitled and all other obligations of the Company under this Warrant. The provisions of this paragraph (c) shall apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leasing transactions and other transfers.

                                    (d) Stock and Rights Offering at Less than
Fair Market Value. If at any time after the date of issuance of this Warrant, the Company shall issue to all holders of its Common Stock or sell or fix a record date for the issuance to all holders of its Common Stock of (A) Common Stock or (B) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock), in any such case, at a price per share (or having a conversion, exchange or exercise price per share) that is less than Fair Market Value (as defined in Section 17 hereof) on the date of such issuance or such record date, and the Warrantholder does not elect to participate pursuant to Section 6.2 hereof, then immediately after the date of such issuance or sale or on such record date, the number of shares of Common Stock to be delivered upon exercise of this Warrant shall be increased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such Warrantholder would have been entitled to receive immediately before the date of such issuance or sale or such record date by a fraction, the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price, exchange price or exercise price of the convertible securities or exchangeable securities or rights, options or warrants, as the case may be, so offered) would purchase at such Fair Market Value, and the numerator of which will be the






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                                                                               8

number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible or exchangeable securities or rights, options or warrants so offered are initially convertible or exchangeable or exercisable, as the case may be), and the Exercise Price shall be adjusted as provided below in paragraph
(h).

                                    (e) Distributions to All Holders of Common
Stock. If the Company shall, at any time after the date of issuance of this Warrant, fix a record date to distribute to all holders of its Common Stock, any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (not including cash dividends and distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities, then the Warrantholder shall be entitled to receive, upon exercise of the Warrant, that portion of such distribution to which it would have been entitled had the Warrantholder exercised its Warrant immediately prior to the date of such distribution. At the time it fixes the record date for such distribution, the Company shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this
Section 6.1(e). The Company shall promptly (but in any case no later than five Business Days prior to the record date of such distribution) give notice to the Warrantholder that such distribution will take place.

                                    (f) Fractional Shares. No fractional shares
of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Common Stock.

                                    (g) Carryover. Notwithstanding any other
provision of this Section 6, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

                                    (h) Exercise Price Adjustment. Whenever the
number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment,





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                                                                               9

and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                           6.2 Rights Offering. In the event the Company shall
effect an offering of Common Stock pro rata among its stockholders, the Warrantholder shall be entitled to elect to participate in each and every such offering as if this Warrant had been exercised immediately prior to each such offering. The Company shall promptly (but in any case no later than five Business Days prior to such rights offering) give notice to the Warrantholder that such rights offering will take place. The Company shall not be required to make any adjustment with respect to the issuance of shares of Common Stock pursuant to a rights offering in which the holder hereof elects to participate under the provisions of this Section 6.2.

                           6.3 Notice of Adjustments. Whenever the number of
Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly give to the Warrantholder notice of such adjustment or adjustments and a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who shall be appointed at the Company's expense and who may be the independent public accountants regularly employed by the Company) setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

                           6.4 Notice of Extraordinary Corporate Events. In case
the Company after the date hereof shall propose to (i) distribute any dividend (whether stock or cash or otherwise) to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), any capital reorganization, any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), any sale or lease or transfer or other disposition of all or substantially all of its property, assets and business, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each Warrantholder notice of such proposed action, which notice shall specify the date on which (a) the books of the Company shall close, or (b) a record shall be taken for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or (c) such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date, if any, as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other





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                                                                              10

property deliverable upon such action. Such notice shall be given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least 30 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

                           6.5 Effect of Failure to Notify. Failure to file any
certificate or notice or to give any notice, or any defect in any certificate or notice, pursuant to Sections 6.3 and 6.4 shall not affect the legality or validity of the adjustment to the Exercise Price, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

                  7.       Registration Rights.

                           7.1 On or before the date that is 180 days after the
New Financing Date (including any extensions under Section 7.2 hereof), and in no event later than May 15, 1998 (the earlier to occur of such dates, the "Registration Deadline"), the Company shall use its best efforts to register for resale the Registrable Securities with the SEC pursuant to a "shelf" registration on Form S-3 (if available) or Form S-1 (if Form S-3 is not available) and to obtain all other necessary approvals, including that of the FCC (if required), for the resale of such Registrable Securities. If in the opinion of counsel for the Company a post-effective amendment to an existing registration statement would be legally sufficient for such resale, the Company shall use its best efforts to register for resale the Registrable Securities pursuant to such a post-effective amendment within 90 days after the Registration Deadline.

                           7.2 Notwithstanding any provision of Section 7.1, the
Company may postpone the performance of its obligations under Section 7.1 for up to 240 days after the New Financing Date if the performance of such obligations at an earlier date would be seriously detrimental to the Company in the judgment of the Board of Directors because the Company at the time is engaging or planning to engage in an offering of securities or any other material transaction.

                           7.3 If (A) the registration statement covering all
Registrable Securities is not effective by Registration Deadline, or (B) at any time after the registration statement has been declared effective, the SEC suspends the effectiveness of the registration statement or the Company suspends the use of the prospectus used in connection with such registration statement for an aggregate of more than 60 calendar days (the "Cumulative Suspension") in any twelve-month period (taking into account all such suspensions), then the Company shall (in addition to any other remedies available to such holders at law or equity) pay to each Holder (other than, in





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                                                                              11

the case of (A) above, any Holder all of whose shares of Registrable Securities were included in a registration statement declared effective by the date therein specified) a cash payment (the "Registration Payment Amount") in an amount equal to 0.25% of the sum of (i) the fair market value of the Warrants held by such Holder and (ii) the excess of (x) the Fair Market Value of all shares of Common Stock issued to such Holder upon exercise of the Warrant and then owned by such Holder over (y) $50.00. The Registration Payment Amount shall accrue at a rate of 1/30th of the Registration Payment Amount for each day (A) in the period following the Registration Deadline until the registration statement is declared effective or (B) during the Cumulative Suspension. Any cash payment required to be made pursuant to this Section 7.3 shall be due and payable within 10 days of the end of any month in which (A) the registration statement has yet to become effective following the Registration Deadline or (B) any such Cumulative Suspension occurs. For the purposes of this Section 7.3, all determinations of value shall be made as of the last day of the immediately preceding month.

                  8. Obligations of the Company. In connection with the registration of the Registrable Securities as contemplated by Section 7.1, the Company shall:

                           8.1 prepare and file with the SEC a registration
statement or statements or similar documents (the "Registration Statement") with respect to all Registrable Securities, and thereafter use its best efforts to cause the Registration Statement to become effective and keep the Registration Statement effective pursuant to Rule 415 at all times until the date that is two years after the date upon which this Warrant has been exercised in full, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                           8.2 prepare and file with the SEC such amendments
(including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until such time as the Company is no longer required hereunder to keep such Registration Statement effective.

                           8.3 furnish to each Holder whose Registrable
Securities are included in the Registration Statement such number of copies of a prospectus, including a preliminary prospectus and all amendments and supplements thereto and such other documents, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;





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                                                                              12

                           8.4 (i) in the event Holders who hold a majority in
interest of the Registrable Securities select underwriters for the offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, (ii) in the case of any non-underwritten offering, provide to broker-dealers participating in any distribution of Registrable Securities reasonable indemnification substantially similar to that provided by Section 11.1 and (iii) in either case, make available one of its executive officers to respond to questions relating to such offering from prospective purchasers of Registrable Securities during normal business hours;

                           8.5 promptly notify each Holder of the happening of
any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and use its best efforts to prepare promptly, and in all cases within 30 days, a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request;

                           8.6 promptly notify each Holder who holds Registrable
Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement, and make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

                           8.7 permit counsel for Everest Capital Master Fund,
L.P. ("Everest") as well as a single firm of counsel designated as selling stockholders' counsel by the Holders who hold a majority in interest of the Registrable Securities (not including Registrable Securities held by Everest) being sold to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which either such counsel reasonably objects;

                           8.8 make generally available to its security holders
as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;





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                                                                              13

                           8.9 at the request of the Holders who hold a majority
in interest of the Registrable Securities being sold, furnish on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters;

                           8.10 make available for inspection by any Holder, any
underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant, or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the Registration Statement;

                           8.11 use its best efforts to cause all the
Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange;

                           8.12 provide a transfer agent and registrar, which
may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement; and

                           8.13 cooperate with the Holders who hold Registrable
Securities being sold and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or the Holders may reasonably request.

                  9.       Obligations of the Holders.

                           9.1 It shall be a condition precedent to the
obligations of the Company to take any action pursuant to this Agreement with respect to each Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents and agreements in connection with such registration as the Company may reasonably request. At least twelve days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Holder of the information the Company requires from each such Holder (the "Requested Information"). If within five Business Days of the filing date the Company has not received the Requested Information from a Holder (a "NonResponsive Holder"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Holder and the Company shall have no further obligation to such Non-Responsive Holder under Section 7 or Section 8 of this Warrant;

                           9.2 Each Holder, by his acceptance of the Registrable
Securities, agrees to cooperate with the Company in connection with the preparation and filing of any registration statement hereunder, unless such Holder has notified the Company in writing of his election to exclude all of his Registrable Securities from the Registration Statement.

                           9.3 In the event Holders holding a majority in
interest of the Registrable Securities select underwriters for the offering, each Holder agrees to enter into and perform his obligations under an underwriting agreement, in usual and customary form, including without limitation customary indemnification and contribution obligations (provided that any such indemnification and contribution shall be expressly limited to losses incurred relating to misstatements or omissions in information provided by such Holder specifically for use in the Registration Statement, and then only to the extent of net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement), with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Holder has notified the Company in writing of his election to exclude all of his Registrable Securities from the Registration Statement.

                           9.4 Each Holder agrees that, upon receipt of any
notice from the Company of the happening of any event of the kind described in
Section 8.5, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 8.5 and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; and

                           9.5 No Holder may participate in any underwritten
registration hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) agrees to pay such Holder's pro rata portion of all underwriting discounts and commissions.

                  10. Expenses of Registration. With respect to a registration under Section 7, all expenses other than fees and disbursements of counsel for the Holders and underwriting discounts and commissions incurred in connection with registration, filings or qualifications pursuant to Section 8, including, without limitation, all registration, listing, filing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company. Notwithstanding the preceding sentence, the Company shall pay the reasonable fees and disbursements of counsel for Everest and of a single firm of counsel designated as selling stockholders' counsel by the Holders who hold a majority in interest of the Registrable Securities being sold.

                  11. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                           11.1 To the extent permitted by law, the Company will
indemnify and hold harmless each Holder who holds such Registrable Securities, the directors, if any, of such Holder, the officers, if any, of such Holder, who sign the Registration Statement, each person, if any, who controls such Holder, any underwriter (as defined in the Securities Act) for the Holders, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each, an "Indemnified Holder") against any losses, claims, damages, expenses, liabilities (joint or several) (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented if the Company files any amendment thereof or supplement thereto with the SEC), or the omission or alleged omission to state therein a material fact required to be stated therein, or

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                                                                              16

necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, the Federal Communications Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, the Federal Communications Act or any state securities law. Subject to the restrictions set forth in Section 11.3 with respect to the number of legal counsel, the Company shall reimburse each Indemnified Holder, promptly as such expenses are incurred and are due and payable, for any legal fees and expenses or other reasonable expenses incurred by them in connection with investigating or defending any such Claim, whether or not such claim, investigation or proceeding is brought or initiated by the Company or a third party. If multiple claims are brought against an Indemnified Holder in an arbitration proceeding, and indemnification is permitted under applicable law and is provided for under this Section 11 with respect to at least one such claim, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 11.1 (a) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Holder expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Holder and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 14.

                           1.2 In connection with any Registration Statement in
which a older is participating, each such Holder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 11.1, the Company, each of its directors, each of its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter (collectively and together with an Indemnified Holder, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and such Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 11.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, that the Holder shall be liable under this Section 11.2 for only that amount of a Claim as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

                           11.3 Promptly after receipt by an Indemnified Party
under this Section 11 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 11, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel satisfactory to the Indemnified Parties; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the Indemnified Party, representation of such Indemnified Party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay for only one legal counsel for the Holders; such legal counsel shall be selected by the Holders holding a majority in interest of the Registrable Securities. The failure to give written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 11, except to the extent that such failure to notify results in the forfeiture by the indemnifying party of valid rights or defenses. The indemnification required by this Section 11 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                  12. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 11 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 11, (ii) no seller of Registrable Securities guilty of fraudulent misrepresenta tion (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (iii) contribution by any seller of Registrable





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                                                                              18

Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                  13. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                           13.1 make and keep public information available, as
those terms are understood and defined in Rule 144, at all times;

                           13.2 file with the SEC in a timely manner all reports
and other documents required of the Company under the Securities Act and the Exchange Act; and

                           13.3 furnish to each Holder so long as such Holder
owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities without registration.

                  14. Assignment of Registration Rights. The right to have the Company register Registrable Securities pursuant to this Warrant shall be automatically assigned by the Holders to transferees or assignees of this Warrant or such Registrable Securities, provided that immediately following such transfer or assignment, the further disposition of such securities by the transferee or assignee would be subject to restrictions on resale under the Securities Act. The term "Holders" as used herein shall include permitted assignees and transferees.

                  15. Amendments. Any provision of this Warrant (including registration rights) may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 15 shall be binding upon each Holder and the Company.

                  16. Expiration of the Warrant. Except with respect to Sections 11, 12, and 13, the obligations of the Company pursuant to this Warrant shall terminate on the Expiration Date.

                  17.      Definitions.

                  As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  Assignment Form: an Assignment Form in the form annexed hereto as Exhibit B.

                  Board:  the Board of Directors of the Company.

                  Business Day: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in The City of New York, State of New York.

                  Bylaws: the bylaws of the Company, as the same may have been amended and in effect as of June 15, 1997.

                  Certificate of Incorporation: the Certificate of Incorporation of the Company, as the same may have been amended and in effect as of June 15, 1997.

                  Change in Control: a change in control over the Company occurring prior to the Expiration Date of a nature that would be required to be reported by the Company in response to either (a) Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or (b) Item 1(a) of Form 8-K, each as in effect on the date hereof, whether or not the Company is then subject to such reporting requirements; provided that, without limitation of the foregoing, a Change in Control shall be deemed to have occurred if, prior to the Expiration Date:

                  (i) there shall be consummated (A) any consolidation, merger or recapitalization of the Company or any similar transaction involving the Company pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportion and ownership of common stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or (C) the adoption of a plan of complete liquidation of the Company (whether or not in connection with the sale of all or substantially all of the Company's assets) or a series of partial liquidations of the Company that is de jure or de facto part of a plan of complete liquidation of the Company; provided, that the divestiture of less than substantially all of the assets of the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, or a transaction solely for the purpose of reincorporating the Company in another jurisdiction, shall not constitute a Change in Control; or

                  (ii) during any period of not more than 24 consecutive months (not including any period prior to June 15, 1997) there shall cease to be a majority of the Board constituted as follows: individuals who at the beginning of such period were members of the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

              Call Date: the meaning specified in Section 1.2.

              Call Price: the meaning specified in Section 1.2.

              Callable Time: the meaning specified in Section 1.2.

              Claims: the meaning specified in Section 11.1.

              Common Stock: the meaning specified on the cover of this Warrant.

              Company: the meaning specified on the cover of this Warrant.

              Company Office: the meaning specified in Section 1.2.

              Contractual Obligation: as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

              Cumulative Suspension: the meaning specified in Section 7.3.

              Everest: Everest Capital Master Fund, L.P.

              Exchange Act: the meaning specified in Section 11.1 or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to a comparable section, if any, of any such similar Federal statute.

              Exercise Form: an Exercise Form in the form annexed hereto as Exhibit A.

              Exercise Price: the meaning specified on the cover of this Warrant.

                  Expiration Date: the meaning specified on the cover of this Warrant.

                  Fair Market Value: With respect to a share of Common Stock as of a particular date (the "Determination Date"):

                  (i) If the Common Stock is listed or admitted for trading on a national securities exchange, then the Fair Market Value shall be the average of the last 30 "daily sales prices" of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted for trading on the last 30 Business Days prior to the Determination Date, or if not listed or traded on any such exchange, then the Fair Market Value shall be the average of the last 30 "daily sales prices" of the Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market, as applicable, on the last 30 Business Days prior to the Determination Date. The "daily sales price" shall be the closing price of the Common Stock at the end of each day; or

                  (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or if no such sale is made on at least 25 of such days, then the Fair Market Value shall be as reasonably determined in good faith by the Board or a duly appointed committee of the Board (which determination shall be reasonably described in the written notice given to the Warrantholder together with the Common Stock certificates).

                  FCC:  the Federal Communications Commission.

                  Governmental Authority: the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any International regulatory body having or asserting jurisdiction over a Person, its business or its properties.

                  Holder(s):  holder(s) of Registrable Securities.

                  Indemnified Holder:  the meaning specified in Section 11.1.

                  Indemnified Party: the meaning specified in Section 11.2.

                  Inspectors:  the meaning specified in Section 8.11.

                  Lien: any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction or other security interest of any kind or nature whatsoever.

                  Nasdaq: the National Association of Securities Dealers Automated Quotations System.

              New Financing Date: the date on which the Company closes any financing (including financing contemplated by the Summary Term Sheet/Commitment dated June 15, 1997 between the Company and the Investors named therein, but only to the extent "Gross Proceeds" (defined for the purposes of this paragraph as the total amount received from the issuance and sale of securities of the Company, without deduction for fees, commissions, underwriters' or similar discounts, or expenses incurred in connection therewith) from such financing exceed the product of 1.3865 and the Liquidation Preference of all 5% Delayed Convertible Preferred Stock (as such Liquidation Preference is defined in the Certificate of Designations for the 5% Delayed Convertible Preferred Stock) outstanding as of the New Financing Date) that yields new money Gross Proceeds of not less than $150,000,000 and is completed on or prior to November 15, 1997.

              Non-Responsive Holder: the meaning specified in Section 9.2.

              Person: any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

              Ravich: The Ravich Revocable Trust of 1989.

              Registrable Securities: (i) the Warrant Shares and other securities issued or issuable upon exercise of this Warrant and (ii) any securities issued or issuable with respect to any Common Stock or other securities referred to in subdivision (i) by way of stock dividend or stock split or in connection with a combination or other reorganization or otherwise.

              Registration Deadline: the meaning specified in Section 7.1.

              Registration Payment Amount: the meaning specified in Section 7.3.

              Registration Statement: the meaning specified in Section 8.1.

              Requested Information: the meaning specified in Section 9.1.

              Requirement of Law: as to any Person, the Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

              Rule 144: the meaning specified in Section 13.

                  Rule 415: Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis.

                  SCDR:  Satellite CD Radio, Inc.

                  SEC: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

                  Securities Act: the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute.

                  Subsidiary: in respect of any Person, any other Person of which, at the time as of which any determination is made, such Person or one or more of its Subsidiaries has, directly or indirectly, voting control.

                  Violation: the meaning specified in Section 11.1.

                  Warrantholder: the meaning specified on the cover of this Warrant.

                  Warrant Shares: the meaning specified on the cover of this Warrant.

                  18.      Miscellaneous.

                  18.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrants.

                  18.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

                  18.3 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

                           18.4 Pronouns. All pronouns and any variations
thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                           18.5 Further Assurances. Each of the Company and the
Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

                           18.6 Notices. All notices and other communications
required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if (i) delivered personally or (ii) sent by facsimile or overnight courier as well as by United States first class certified mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                            (a)     if to the Company, addressed to:

                                    CD Radio Inc.
                                    1001 22nd St., NW
                                    Washington, DC 20037
                                    Attention:  Chief Executive Officer

                                           -and-

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York  10019-6064
                                    Attention:  Leonard V. Quigley

                            (b)     if to the Warrantholder, addressed to:

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally or sent by facsimile, on the second Business Day following delivery into the custody of an overnight courier service, if sent by overnight courier, provided that such





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
delivery is made before such courier's deadline for next-day delivery, or on the third Business Day after the mailing thereof.

                           18.7 Separability. Any term or provision of this
Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

                           18.8 Governing Law. This Warrant shall be deemed to
be a contract made under the laws of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.

                           18.9 No Rights or Liabilities as Stockholder. Nothing
contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                           18.10 Representations of the Company. The Company
hereby represents and warrants, as of the date hereof, to the Warrantholder as follows:

                                    (a) Corporate Existence and Power. The
Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged; and (iii) has the corporate power and authority to execute, deliver and perform its obligations under this Warrant. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification.

                                    (b) Subsidiaries. Except for SCDR, the
Company has no Subsidiaries. SCDR has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority (corporate or otherwise) to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization. All of the issued and outstanding capital stock (or equivalent interests) of SCDR has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any Liens and there are no rights, options or warrants




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                                                                              26

outstanding or other agreements to acquire shares of capital stock (or equivalent interests) of SCDR.

                                    (c) Corporate Authorization; No
Contravention. The execution, delivery and performance by the Company of this Warrant and the transactions contemplated hereby, including, without limitation, the sale, issuance and delivery of the Warrant Shares, (i) have been duly authorized by all necessary corporate action of the Company; (ii) do not contravene the terms of the Certificate of Incorporation or Bylaws or the organizational documents of SCDR; and (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company or SCDR. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or other material agreement of the Company or SCDR or the Certificate of Incorporation or Bylaws or the organizational documents of SCDR.

                                    (d) Issuance of Warrant Shares. The Warrant
Shares have been duly authorized and reserved for issuance. When issued, such shares will be validly issued, fully paid and non-assessable, and free and clear of all liens, claims, encumbrances and preemptive rights, and the holders thereof shall be entitled to all rights and preferences accorded to a holder of Common Stock.

                                    (e) Binding Effect. This Warrant has been
duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                           18.11            FCC Approval.

                                    (a) The Company hereby covenants that it
will use reasonable best efforts to secure FCC approval of any proposed exercise of this Warrant if receipt of such approval is a condition of such exercise pursuant to Section 1.3 hereof. Such reasonable best efforts shall include, without limitation, the filing with the FCC of necessary submissions seeking such FCC approval.

                                    (b) Provided that on or before the
Expiration Date the Company has received notice from the Warrantholder of its intention to exercise the Warrant, if such exercise on or before the Expiration Date is prevented solely by reason of the non-receipt of FCC approval as set forth in Section 1.3 hereof, then the Warrant shall remain exercisable until the earlier of (x) 5:00 PM, New York City time, on the date that is ten Business Days after the Warrantholder has received notice





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                                                                              27

from the Company that FCC approval of such exercise has been received or is not required and (y) 5:00 PM, New York City time, on June 15, 2007, provided that if FCC approval of such exercise is denied on a date that is after the Expiration Date, the Warrant shall in no case remain exercisable beyond the expiration of any period in which the Company or the Warrantholder may appeal such denial if no such appeal is brought.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                                     CD RADIO INC.

                                                     By: _______________________
                                                          Name:
                                                          Title:

Dated: __________, 1997

Attest:

By:_______________________
    Name:
    Title: Secretary





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                                                                       Exhibit A

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ of the Warrant Shares and herewith tenders payment for such Warrant Shares to the order of CD Radio Inc. in the amount of $__________, which amount includes payment of the par value for _________ of the Warrant Shares, in accordance with the terms of this Warrant. The undersigned requests that a certificate for such Warrant Shares or shares of Common Stock, as applicable, be registered in the name of __________________ and that such certificates be delivered to __________________ whose address is______________________________________________________________.


Dated:______________

                                    Signature_____________________________


                                              -----------------------------
                                                       (Print Name)

                                              -----------------------------
                                                      (Street Address)

                                              -----------------------------
                                               (City)  (State)  (Zip Code)

Signed in the Presence of:

-------------------------






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                                                                       Exhibit B

                               FORM OF ASSIGNMENT

               (To be executed only upon transfer of this Warrant)

                  For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ______________________ the right represented by such Warrant to purchase ________________ shares of Common Stock of CD Radio Inc. to which such Warrant relates and all other rights of the Warrantholder under the within Warrant, and appoints ______________________ Attorney to make such transfer on the books of CD Radio Inc. maintained for such purpose, with full power of substitution in the premises.

Dated: ___________________

                                    Signature_____________________________


                                             -----------------------------
                                                      (Print Name)

                                             -----------------------------
                                                    (Street Address)

                                             -----------------------------
                                             (City)   (State)  (Zip Code)

Signed in the presence of:

-------------------------




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